SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12.

Park National Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK NATIONAL CORPORATION

50 North Third Street

Post Office Box 3500

Newark, Ohio 43058-3500

(740) 349-8451

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 18, 2005

To the Shareholders of Park National Corporation:	March 15, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, on April 18, 2005, at 2:00 p.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect four directors to serve for terms of three years each.

2.	To consider and vote upon a proposal to approve the Park National Corporation 2005 Incentive Stock Option Plan.

3.	To transact any other business which properly comes before the Annual Meeting and any adjournment thereof.

Only shareholders of record at the close of business on February 22, 2005, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card promptly in the enclosed postage-paid, return-addressed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 OF THE PROXY CARD AS DIRECTORS OF PARK AND FOR THE PROPOSAL TO APPROVE THE PARK NATIONAL CORPORATION 2005 INCENTIVE STOCK OPTION PLAN.

By Order of the Board of Directors,

/s/ David L. Trautman
David L. Trautman, President and Secretary

PARK NATIONAL CORPORATION

50 North Third Street

Post Office Box 3500

Newark, Ohio 43058-3500

(740) 349-8451

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being sent or given to shareholders of Park National Corporation (“Park”) on or about March 15, 2005, in connection with the solicitation of proxies by the Board of Directors of Park for use at the Annual Meeting of Shareholders (the “Annual Meeting”) called to be held on Monday, April 18, 2005, or any adjournment thereof. The Annual Meeting will be held at 2:00 p.m., local time in Newark, Ohio, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio.

A proxy card for use at the Annual Meeting accompanies this proxy statement. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. Without affecting any vote previously taken, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of Park, at the address shown on the cover page of this proxy statement; by executing and returning a later-dated proxy card which is received by Park prior to the Annual Meeting; or, if you are the registered shareholder, by attending the Annual Meeting and giving notice of revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Shareholders holding common shares in “street name” with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access. Such shareholders should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.

Only shareholders of record at the close of business on February 22, 2005, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the record date, 14,335,205 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to the shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares. All common share and per share amounts in this proxy statement reflect the 5% share dividend distributed by Park on December 15, 2004.

If written notice is given by any shareholder to the President, a Vice President or the Secretary of Park before 2:00 p.m. on April 16, 2005, that the shareholder desires cumulative voting for the election of directors, and if an announcement of the giving of that notice is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder giving the notice, you will have the right to cumulate your voting power in voting for directors. If cumulative voting is invoked, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit. If cumulative voting is requested as described above, the enclosed proxy card would grant discretionary authority to the proxy holders named in the proxy card to cumulate votes and to distribute the votes among the candidates.

Park will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Park Board of Directors other than the Internet access and telephone usage charges if a proxy is appointed electronically through a holder of record. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Park and its subsidiaries by further mailing, telephone, facsimile or personal contact. Park will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

If you are a participant in the Park National Corporation Employees Stock Ownership Plan (the “Park ESOP”) and common shares have been allocated to your account in the Park ESOP, you will be entitled to instruct the trustee of the Park ESOP how to vote those common shares and you may receive your voting instructions card separately. If no instructions are given by you to the trustee of the Park ESOP, the trustee will vote the common shares allocated to your ESOP account pro rata in accordance with the instructions received from other participants in the Park ESOP who have voted.

The inspectors of election appointed for the Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly executed proxy cards returned to Park prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “ABSTAIN,” “AGAINST,” “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” or not at all. Brokers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of directors. However, brokers who hold common shares in street name may not vote such common shares on non-routine matters, including proposals to approve equity-based compensation plans, without specific instructions from the customer who owns the common shares. Proxy cards that are signed and submitted by brokers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

The Annual Report to Shareholders for the fiscal year ended December 31, 2004 (the “2004 fiscal year”) is being delivered with this proxy statement.

PRINCIPAL SHAREHOLDERS OF PARK

The following table furnishes information regarding the beneficial ownership of common shares, as of February 22, 2005, for each of the current directors, each of the nominees for re-election as a director, each of the individuals named in the Summary Compensation Table beginning on page 27, all current directors and executive officers as a group and each person known by Park to beneficially own more than 5% of the outstanding common shares.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner or Number of Persons in Group (1)	Common Shares Presently Held		Common Shares Which Can Be Acquired Upon Exercise of Currently Exercisable Options or Options Becoming Exercisable Within 60 Days	Total	Percent of Class (2)
Trust departments of bank subsidiaries of Park c/o The Park National Bank, Trust Department 50 North Third Street Newark, OH 43055 (3)	2,152,298	(3)	0	2,152,298	15.0%

Maureen Buchwald	4,868	(4)	0	4,868	(5)
James J. Cullers	7,993	(6)	0	7,993	(5)
C. Daniel DeLawder (7)	102,523	(8)	5,040	107,563	(5)
Harry O. Egger	43,596	(9)	0	43,596	(5)
F. William Englefield IV	2,672	(10)	0	2,672	(5)
R. William Geyer	6,710	(11)	0	6,710	(5)
William T. McConnell	205,821	(12)	0	205,821	1.4%
Michael J. Menzer	40,113	(13)	0	40,113	(5)
John J. O’Neill	170,000	(14)	0	170,000	1.2%
William A. Phillips	11,136	(15)	0	11,136	(5)
J. Gilbert Reese	456,344	(16)	0	456,344	3.2%
Rick R. Taylor	2,869	(17)	0	2,869	(5)
David L. Trautman (7)	43,448	(18)	5,520	48,968	(5)
Leon Zazworsky	7,041		0	7,041	(5)
John W. Kozak (7)	23,810	(19)	5,560	29,370	(5)

All current executive officers and directors as a group (15 persons)	1,128,944	(20)	16,120	1,145,064	8.0%

(1)	Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
(2)	The percent of class is based on 14,335,205 common shares outstanding February 22, 2005 and entitled to vote at the Annual Meeting, and the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after February 22, 2005.

(3)	The trust departments of certain bank subsidiaries of Park, as the fiduciaries of various agency, trust and estate accounts, hold an aggregate of 2,152,298 common shares. The trust departments of The Park National Bank (“Park National Bank”) and the Fairfield National Division of Park National Bank hold an aggregate of 1,647,162 common shares (11.5% of the outstanding common shares), including 31,507 common shares with no voting or investment power; 583,608 common shares with investment but no voting power; 256,415 common shares with voting but no investment power; and 775,632 common shares with voting and investment power. The trust department of Century National Bank holds 27,215 common shares (0.2% of the outstanding common shares), including 795 common shares with no voting or investment power; 3,072 common shares with voting but no investment power; and 23,348 common shares with voting and investment power. The trust department of The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”) holds 138,088 common shares (1.0% of the outstanding common shares), including 56,870 common shares with no voting or investment power; 334 shares with voting but no investment power; and 80,884 common shares with voting and investment power. The trust department of The Richland Trust Company (“Richland Trust Company”) holds 6,851 common shares (0.1% of the outstanding common shares), including 690 common shares with voting but no investment power; and 6,161 common shares with voting and investment power. The trust departments of The Security National Bank and Trust Co. (“Security National Bank”) and the Unity National Division of Security National Bank hold an aggregate of 322,883 common shares (2.3% of the outstanding common shares), including 36,816 common shares with no voting or investment power; 19,159 common shares with investment but no voting power; 79,552 common shares with voting but no investment power; and 187,353 common shares with voting and investment power. The trust department of Second National Bank holds 10,098 common shares (0.1% of the outstanding common shares), including 3,335 common shares with voting but no investment power; and 6,763 common shares with voting and investment power. The officers and directors of each bank subsidiary and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of each bank subsidiary.
(4)	The number shown includes 2,100 common shares held jointly by Mrs. Buchwald and her husband, as to which she shares voting and investment power.
(5)	Represents ownership of less than 1% of the outstanding common shares.
(6)	The number shown includes 728 common shares held by Mr. Cullers’ wife as to which she has sole voting and investment power; 4,382 common shares held in a profit sharing trust with the trust department of First-Knox National Bank as to which the trust department of First-Knox National Bank has voting power and investment power; 196 common shares held by Mr. Cullers as custodian for his grandchildren; and 106 common shares held by Mr. Cullers’ wife as custodian for their grandchildren as to which she has sole voting and investment power.
(7)	Individual named in Summary Compensation Table. Messrs. DeLawder and Trautman also serve as directors of Park.
(8)	The number shown includes 41,648 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power; and 9,121 common shares held for the account of Mr. DeLawder in the Park ESOP. The number shown does not include common shares held by the adult son of Mr. DeLawder as to which Mr. DeLawder has no voting or investment power.

(9)	The number shown includes 17,502 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power; 5,713 common shares held for the account of Mr. Egger in the Park ESOP; 605 common shares held in an individual retirement account by Advest as custodian for Mr. Egger; and 599 common shares held in an individual retirement account by Advest as custodian for the wife of Mr. Egger.
(10)	The number shown includes 721 common shares held in a managing agency with the trust department of Park National Bank as to which the trust department of Park National Bank has voting power and investment power; 286 common shares held in an individual retirement account by Merrill Lynch as custodian for Mr. Englefield; and 1,665 common shares held in a cash management account by Merrill Lynch as custodian for Mr. Englefield.
(11)	The number shown includes 643 common shares held by the wife of Mr. Geyer as to which she has sole voting and investment power; and an aggregate of 3,501 common shares held in two individual retirement accounts for which the trust department of Century National Bank serves as trustee and has investment power subject to the approval of Mr. Geyer and voting power.
(12)	The number shown includes 73,966 common shares held by the wife of Mr. McConnell as to which she has sole voting and investment power; 16,978 common shares held in an inter vivos irrevocable trust established by Mr. McConnell as to which Park National Bank’s trust department serves as trustee and has voting and investment power; and 5,279 common shares held for the account of Mr. McConnell in the Park ESOP. The number shown also includes 1,155 common shares held by The McConnell Foundation, an Ohio not for profit corporation as to which Mr. McConnell, his wife, his two adult children and one other individual serve as trustees. Mr. McConnell shares voting and investment power as to these 1,155 common shares with the other four trustees but disclaims beneficial ownership with respect to them.
(13)	The number shown includes 14,164 common shares held in an account by Edward Jones as custodian for the wife of Mr. Menzer as to which she has sole voting and investment power; 775 common shares held in an account by Edward Jones as custodian for Mr. Menzer and his wife as to which Mr. Menzer and his wife share voting and investment power; and an aggregate of 30 common shares held by Mr. Menzer as custodian for his sons as to which Mr. Menzer exercises sole voting and investment power.
(14)	The number shown includes 152,042 common shares held by O’Neill Investments LLC, an Ohio limited liability company as to which Mr. O’Neill is one of two managing members as well as a non-managing member. Mr. O’Neill shares voting and investment power with respect to these common shares with his adult son, the other managing member.
(15)	The number shown includes 1,836 common shares held for the account of Mr. Phillips in the Park ESOP; 1,491 common shares held in an individual retirement account for which the trust department of Century National Bank serves as trustee and has voting and investment power; and 3,858 common shares held by the wife of Mr. Phillips as to which she has sole voting and investment power.
(16)	The number shown includes 56,359 common shares held by the wife of Mr. Reese as to which she has sole voting and investment power; and 1,575 common shares held in a grantor trust created by Mr. Reese for which the trust department of Park National Bank serves as trustee and as to which Mr. Reese has voting and investment power. The number shown does not include 22,050 common shares held by the trust department of Park National Bank for The Gilbert Reese Family Foundation, an Ohio not for profit corporation managed by Mr. Reese’s wife and two adult children. Mr. Reese has no voting or investment power with respect to the common shares held for The Gilbert Reese Family Foundation and disclaims beneficial ownership of these 22,050 common shares. The trust department of Park National Bank has voting power but no investment power as to these 22,050 common shares.

(17)	The number shown includes 2,869 common shares held in a managing agency with the trust department of Richland Trust Company as to which the trust department has voting and investment power.
(18)	The number shown includes 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power; 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power; and 4,976 common shares held for the account of Mr. Trautman in the Park ESOP.
(19)	The number shown includes 2,557 common shares held for the account of Mr. Kozak in the Park ESOP. The number shown does not include common shares held by the adult children of Mr. Kozak as to which he has no voting or investment power.
(20)	See Notes (4), (6) and (8) through (19) above.

Section 16(a) Beneficial Ownership Reporting Compliance

To Park’s knowledge, based solely on a review of the forms furnished to Park and written representations that no other forms were required, during the 2004 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of Park under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were complied with.

ELECTION OF DIRECTORS

(Item 1 on Proxy)

There are currently fourteen individuals serving as members of the Board of Directors – four in the class whose terms expire at the Annual Meeting, five in the class whose terms expire in 2006 and five in the class whose terms expire in 2007. On November 15, 2004, upon recommendation of the Nominating Committee, F. William Englefield IV, Michael J. Menzer and David L. Trautman were elected as directors of Park, effective January 1, 2005. Each of Messrs. Englefield and Menzer had been recommended to the Nominating Committee by Park’s Chairman of the Board, Park’s President and Chief Executive Officer and several of the non-management directors. Howard E. LeFevre, who had served as a director of Park since 1987, retired as a director of Park effective December 31, 2004. As permitted under Section 2.02 of Park’s Regulations, the Board of Directors has fixed the number of directors at fourteen, reflecting the number currently serving.

The Board of Directors has reviewed, considered and discussed each director’s relationships, both direct and indirect, with Park and its subsidiaries and the compensation and other payments each director has, both directly or indirectly, received from or made to Park and its subsidiaries and presently expects to receive from or make to Park and its subsidiaries, in order to determine whether such director qualifies as an independent director under Sections 121A and 802 of the American Stock Exchange LLC (“AMEX”) Company Guide and has determined that the Board has at least a majority of independent directors. The Board of Directors has determined that each of Maureen Buchwald, James J. Cullers, F. William Englefield IV, Michael J. Menzer, John J. O’Neill, J. Gilbert Reese, Rick R. Taylor and Leon Zazworsky has no financial or personal ties, either directly or indirectly, with Park or its subsidiaries (other than compensation as a director of Park and its subsidiaries, banking relationships in the ordinary course of business with one or more of Park’s bank subsidiaries and ownership of common shares of Park as described in this proxy statement and, in the case of Messrs. Cullers and Reese, compensation to their respective law firms in each of the last three fiscal years in an amount which has represented less than $50,000 of each law firm’s consolidated gross revenues) and thus qualifies as an independent for purposes of Sections 121A and 802 of the AMEX Company Guide. C. Daniel DeLawder, Harry O. Egger, R. William Geyer, William T. McConnell, William A. Phillips and David L. Trautman do not qualify as independent directors.

The Board of Directors proposes that each of the four nominees identified below be re-elected for a new term of three years. Each nominee was recommended by the Nominating Committee. Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his successor is elected and qualified, or until his earlier resignation, removal from office or death. Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more nominees is withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named below will not serve if re-elected.

The following information, as of February 22, 2005, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director has been furnished to Park by each director. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

Nominee	Age	Position(s) Held with Park and its Principal Subsidiaries and Principal Occupation(s)	Director of Park Continuously Since	Nominee For Term Expiring In
C. Daniel DeLawder	55	Chairman of the Board since January 1, 2005, Chief Executive Officer since 1999, and President from 1994 to December 31, 2004, of Park; Chairman of the Board since January 1, 2005, Chief Executive Officer since January 1999, President from 1993 to December 31, 2004, Executive Vice President from 1992 to 1993, and Director since 1992, of Park National Bank; Member of Advisory Board since 1985, Chairman of Advisory Board from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division of Park National Bank; Director of Richland Trust Company since 1997; Director of Second National Bank since 2000	1994	2008

Nominee	Age	Position(s) Held with Park and its Principal Subsidiaries and Principal Occupation(s)	Director of Park Continuously Since	Nominee For Term Expiring In
Harry O. Egger	65	Vice Chairman of the Board of Park since March 2001; Chairman of the Board since 1997, Chief Executive Officer from 1997 to March 2003, President from 1981 to 1997, and Director since 1977, of Security National Bank; Chairman of the Board, President and Chief Executive Officer of Security Banc Corporation from 1997 to March 2001 (1)	2001	2008

F. William Englefield IV	50	President of Englefield, Inc. (retail and wholesale petroleum products); Director of Park National Bank since 1993	2005	2008

John J. O’Neill	84	Chairman/Director of Southgate Corporation, Newark, Ohio (real estate development and management); Director of Park National Bank since 1964	1987	2008

(1)	In connection with the merger of Security Banc Corporation, an Ohio bank holding company (“Security”), into Park effective March 23, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park (the “Security Merger Agreement”).

The following information, as of February 22, 2005, concerning the age, principal occupation, other affiliations and business experience of the continuing directors of Park has been furnished to Park by each director. Unless otherwise indicated, each individual has had his or her principal occupation for more than five years.

Name	Age	Position(s) Held with Park and its Principal Subsidiaries and Principal Occupation(s)	Director of Park Continuously Since	Term Expires In
James J. Cullers	74	Retired; Of Counsel from 2001 to January 2005 and prior thereto Senior Partner, of Zelkowitz, Barry & Cullers, Attorneys at Law, Mount Vernon, Ohio; Director of First-Knox National Bank since 1977	1997	2006

R. William Geyer	73	Partner in Kincaid, Taylor & Geyer, Attorneys at Law, Zanesville, Ohio; Director of Century National Bank since 1989	1992	2006

William T. McConnell	71	Chairman of the Board from 1994 to December 31, 2004, Chief Executive Officer from 1986 to 1999, and President from 1986 to 1994, of Park; Chairman of the Board from 1993 to December 31, 2004, Chief Executive Officer from 1983 to 1999, President from 1979 to 1993, and Director since 1977, of Park National Bank	1986	2006

Michael J. Menzer	41	President of White Oak Partners, Inc. (private equity investment company) since 2004; President of Northstreet Partners, LLC (real estate investment company) since 2003; President of Paramount Financial Group from 1987 to 2003; Director of Park National Bank since 1999	2005	2006

William A. Phillips	72	Chairman of the Board since 1986, Chief Executive Officer from 1986 to 1998, and Director since 1971, of Century National Bank	1990	2006

Name	Age	Position(s) Held with Park and its Principal Subsidiaries and Principal Occupation(s)	Director of Park Continuously Since	Term Expires In
Maureen Buchwald	73	Owner and Operator of Glen Hill Orchards, Ltd., Mount Vernon, Ohio (apple orchards); Vice President of Administration and Secretary of Ariel Corporation (manufacturer of reciprocating compressors) for more than 20 years prior to her retirement in 1997; Director of First-Knox National Bank since 1988	1997	2007

J. Gilbert Reese	79	Senior Partner in Reese, Pyle, Drake & Meyer, P.L.L., Attorneys at Law, Newark, Ohio; Chairman Emeritus of the Board of First Federal Savings and Loan Association of Newark, Newark, Ohio; Director of Park National Bank since 1965	1987	2007

Rick R. Taylor	57	President of Jay Industries, Inc., Mansfield, Ohio (plastic and metal parts manufacturer); President of Longview Steel, Mansfield, Ohio (steel wholesaler); Director of The Gorman-Rupp Company; Director of Richland Trust Company since 1995	1998	2007

David L. Trautman	43	President since January 1, 2005 and Secretary since 2002 of Park; President since January 1, 2005, Executive Vice President from 2002 to December 31, 2004, and Director since 2002, of Park National Bank; Chairman of the Board since 2001, Director since 1997, and President and Chief Executive Officer from 1997 to 2002, of First-Knox National Bank; Director of United Bank, N.A. since 2000	2005	2007

Name	Age	Position(s) Held with Park and its Principal Subsidiaries and Principal Occupation(s)	Director of Park Continuously Since	Term Expires In
Leon Zazworsky	56	President of Mid State Systems, Inc., Hebron, Ohio, and of Mid State Warehouses, Inc., Newark, Ohio (transportation, warehousing and distribution); Director of Park National Bank since 1991	2003	2007

There are no family relationships among any of the directors, nominees for re-election as directors and executive officers of Park.

Recommendation and Vote

Under Ohio law and Park’s Regulations, the four nominees receiving the greatest number of votes will be elected.

Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors’ nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees on the line provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends a vote FOR the re-election of the nominees named above.

Meetings of and Communications with the Board of Directors

The Board of Directors held four meetings during the 2004 fiscal year. Each incumbent director attended 75% or more of the aggregate of the number of meetings held by the Board of Directors and the number of meetings held by the Board committees on which he or she served, in each case during the period such director served in the 2004 fiscal year. In accordance with the applicable sections of the AMEX Company Guide, the independent directors meet in executive session as appropriate matters for their consideration arise but, in any event, at least once a year.

Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. Twelve of the then incumbent directors attended Park’s last annual meeting of shareholders held on April 19, 2004. In addition, Mr. Menzer attended that annual meeting.

Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board of Directors, either generally or in care of the Chief Executive Officer, the President, the Secretary or another officer of Park, is forwarded to all members of the Board, has served the needs of the Board and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications that are received by officers of Park for the Board’s attention are forwarded to the Board.

Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents (Corporate Governance)” page of Park’s website at www.parknationalcorp.com, any communication to the Board may be sent to the Board, in care of Park’s Secretary, at the executive offices of Park, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All shareholder communications must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. Park’s Secretary will make copies of all shareholder communications and circulate them to the appropriate director or directors without any screening.

Committees of the Board

During the 2004 fiscal year, the Board of Directors had five standing committees which held regularly scheduled meetings: the Audit Committee, the Executive Committee, the Investment Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Board of Directors has an Audit Committee comprised of Maureen Buchwald (Chair), F. William Englefield IV (since January 1, 2005), Michael J. Menzer (since January 1, 2005) and Leon Zazworsky. Howard E. LeFevre also served as a member of the Audit Committee during the 2004 fiscal year. The Audit Committee met eight times during the 2004 fiscal year.

The Board of Directors has determined that each of Ms. Buchwald and Messrs. Englefield, Menzer and Zazworsky qualifies as an independent director under Sections 121 and 803 of the AMEX Company Guide and Rule 10A-3 promulgated under the Exchange Act.

The Board of Directors has determined that Maureen Buchwald qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K, by virtue of her service as Vice President of Administration and Secretary of Ariel Corporation for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, Ms. Buchwald oversaw the accounting functions of Ariel Corporation. In addition to Ms. Buchwald’s qualification as an “audit committee financial expert”, Park’s Board of Directors strongly believes that each of the members of its Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and its subsidiaries and satisfies the financial literacy requirement of Section 121B of the AMEX Company Guide.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A current copy of the Audit Committee Charter is posted on the “Governance Documents (Corporate Governance)” page of Park’s website at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board as necessary. The Audit Committee is responsible for:

•	overseeing the accounting and financial reporting processes of Park;

•	overseeing the audits of the consolidated financial statements of Park;

•	appointing, compensating and overseeing the work of the independent registered public accounting firm employed by Park for the purpose of preparing or issuing an audit report or performing related work;

•	instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics; and

•	assisting the Board of Directors in the oversight of:

•	the internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s internal audit function;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal compliance and ethics programs established by management and the full Board.

In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board. The Audit Committee’s report relating to the 2004 fiscal year begins at page 36.

Executive Committee

The Board of Directors has an Executive Committee comprised of C. Daniel DeLawder, Harry O. Egger, William T. McConnell (Chair), John J. O’Neill, J. Gilbert Reese and Leon Zazworsky (since January 1, 2005). Howard E. LeFevre also served as a member of the Executive Committee during the 2004 fiscal year. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board, all of the powers and authority granted to the Board. The Executive Committee reviews and approves large loans as well as major capital expenditures proposed to be made by Park’s bank subsidiaries. The Executive Committee met thirteen times during the 2004 fiscal year.

Investment Committee

The Board of Directors has an Investment Committee comprised of C. Daniel DeLawder (Chair), Harry O. Egger, William T. McConnell, Michael J. Menzer (since January 1, 2005), John J. O’Neill, Rick R. Taylor and David L. Trautman (since January 1, 2005). The Investment Committee reviews the activity in the investment portfolio of Park and its subsidiary banks, monitors compliance with Park’s investment policy and assists management with the development of investment strategies. The Investment Committee met three times during the 2004 fiscal year.

Compensation Committee

On January 20, 2004, the Board of Directors created the Compensation Committee. The Compensation Committee currently is comprised of John J. O’Neill, J. Gilbert Reese (Chair) and Leon

Zazworsky (since January 1, 2005). Howard E. LeFevre also served as a member of the Compensation Committee during the 2004 fiscal year. The Compensation Committee met six times during the 2004 fiscal year.

The Board of Directors has determined that each member of the Compensation Committee satisfies the independence requirements of Sections 121A and 805 of the AMEX Company Guide. In addition, each Compensation Committee member qualifies as an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A current copy of the Compensation Committee Charter is posted on the “Governance Documents (Corporate Governance)” page of Park’s website at www.parknationalcorp.com. The Compensation Committee will periodically review and reassess the adequacy of the Compensation Committee Charter and recommend changes to the full Board as necessary.

The Compensation Committee’s primary responsibilities include:

•	reviewing with management and approving the general compensation policy for the executive officers of Park and those other employees of Park and its subsidiaries which the full Board directs;

•	evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•	administering Park’s equity-based plans and approving awards as required to comply with applicable securities and tax laws, rules and regulations;

•	overseeing the preparation of the report on executive compensation for inclusion in the annual proxy statement; and

•	reviewing and making recommendations to the full Board with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations.

In addition, the Compensation Committee will review Park’s organizational structure and succession plans for Park’s executive officers with the full Board as needed. The Compensation Committee will also carry out any other responsibilities delegated to the Compensation Committee by the full Board. The report of the Compensation Committee on executive compensation for the 2004 fiscal year begins at page 23.

Nominating Committee

On January 20, 2004, the Board of Directors created the Nominating Committee. The Nominating Committee currently is comprised of John J. O’Neill (Chair), J. Gilbert Reese and Leon Zazworsky (since January 1, 2005). Howard E. LeFevre also served as a member of the Nominating Committee during the 2004 fiscal year. The Nominating Committee met two times during the 2004 fiscal year.

The Board of Directors has determined that each member of the Nominating Committee satisfies the independence requirements of Sections 121A and 804 of the AMEX Company Guide. The Nominating

Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A current copy of the Nominating Committee Charter is posted on the “Governance Documents (Corporate Governance)” page of Park’s website at www.parknationalcorp.com. The Nominating Committee will periodically review and reassess the adequacy of the Nominating Committee Charter and recommend changes to the full Board as necessary.

The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. In addition, the Nominating Committee will provide oversight on matters surrounding the composition and operation of the Board, including the evaluation of Board performance and processes, and make recommendations to the full Board in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. The Nominating Committee will also carry out any other responsibilities delegated to the Nominating Committee by the full Board.

Nominating Procedures

The Nominating Committee recommended the nominees for re-election as directors at Park’s Annual Meeting. As detailed in the Nominating Committee Charter, the Nominating Committee has the responsibility to identify and recommend individuals qualified to become directors. To be eligible for election as a director, an individual must be a shareholder of Park.

The Nominating Committee will take into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee may consider those factors it deems appropriate when evaluating candidates, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size and scope to Park, experience as an executive of or adviser to a publicly traded or private company, experience and skill relative to other Board members, and any additional specialized knowledge or experience. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee.

In considering candidates for the Board, the Nominating Committee will evaluate the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.

The Nominating Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations. The Nominating Committee will not evaluate candidates differently based on who has given the recommendation. The Nominating Committee has the authority under the Nominating Committee Charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Nominating Committee or the full Board to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend director candidates to the Nominating Committee for consideration by writing to the Secretary of Park at the executive offices of Park, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address, residence address, principal occupation and number of Park common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with Park’s Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the President of Park not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of Park common shares that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of Park common shares beneficially owned by the nominating shareholder. Nominations for the 2005 Annual Meeting must be received by April 4, 2005. Nominations not made in accordance with Park’s Regulations will be disregarded.

Code of Business Conduct and Ethics

In accordance with the applicable Sections of the AMEX Company Guide and rules of the SEC, the Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and its affiliates. The Code of Business Conduct and Ethics is posted on the “Governance Documents (Corporate Governance)” page of Park’s website at www.parknationalcorp.com.

Compensation of Directors

Each director of Park who is not an employee of Park or one of its subsidiaries (a “non-employee director”) currently receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 120 common shares awarded under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors’ Stock Plan”) which was approved by the shareholders of Park at the 2004 Annual Meeting of Shareholders. Each non-employee director also receives $750 for each meeting of the Board of Directors of Park attended and $300 for each meeting of a committee of the Board of Directors attended. If the date of a meeting of the Board of Directors is changed from that provided for by resolution of the Board of Directors and a non-employee director is unable to attend the rescheduled meeting, he or she receives $750 as though he or she had attended the meeting.

Each non-employee director of Park also serves on the board of directors of one of Park’s bank subsidiaries, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan and, in some cases, a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of the appropriate Park bank subsidiary (and committees of that board). The following table summarizes the aggregate amount of fees paid in cash to each incumbent non-employee director of Park for service on the board of directors of the Park bank subsidiary (and committees of that board) on which he or she served during the 2004 fiscal year:

Name	Aggregate Park Subsidiary Fees Paid in Cash
Maureen Buchwald	$5,700
James J. Cullers	$7,000
Harry O. Egger	$6,800
F. William Englefield IV	$7,000
R. William Geyer	$6,450
Michael J. Menzer	$9,100
John J. O’Neill	$7,000
J. Gilbert Reese	$5,500
Rick R. Taylor	$4,800
Leon Zazworsky	$9,100

Although Messrs. Englefield and Menzer did not join the Board of Directors of Park until January 1, 2005, each served as a director of Park National Bank during the 2004 fiscal year and received the fees reflected in the above table for such service. Messrs. DeLawder, McConnell, Phillips and Trautman receive no compensation for serving as members of the Board of Directors of Park or of any subsidiary of Park.

Mr. Egger elected to defer the fees he received for his services as a director of Security National Bank during the 2004 fiscal year under the Security National Bank and Trust Co. Amended and Restated 1988 Deferred Compensation Plan (the “Security Deferred Compensation Plan”), which was assumed by Park in connection with its merger with Security. The Security Deferred Compensation Plan permits directors and officers of Security National Bank to defer any percentage of salary, director’s fees or other compensation. Deferred amounts are credited to a deferred compensation account maintained by Security National Bank for the participant and are treated as though invested in one or more designated eligible investments selected by the participant. The proceeds of Mr. Egger’s deferred compensation account will be distributed to him in cash upon the termination of his service on the Security National Bank Board of Directors.

The Park bank subsidiaries maintain split-dollar life insurance policies on behalf of those Park directors who are not or have not been executive officers of Park or one of its subsidiaries, in their respective capacities as directors of a Park bank subsidiary. With the exception of the split-dollar life insurance policy maintained on behalf of Mr. Egger described below, the Park bank subsidiary for which such an individual also serves as a director will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. The director has the right to designate the beneficiary to whom his or her share of the proceeds under the policy ($100,000) is to be paid. A director becomes fully vested under his or her policy after three years of service with the bank subsidiary.

Park National Bank maintains split-dollar life insurance policies on behalf of Messrs. McConnell, DeLawder and Trautman, in their respective capacities as executive officers (and, in the case of Mr. McConnell, a former executive officer) of Park National Bank. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. McConnell, DeLawder and Trautman has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park National Corporation Defined Benefit Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause.

Security National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger. Security National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Mr. Egger has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately three and one-half times his highest annual total compensation during his employment with Security National Bank or $1,597,341) is to be paid. Mr. Egger’s policy remained in effect following his retirement as an executive officer of Security National Bank on March 31, 2003.

William T. McConnell is employed by Park National Bank in a non-executive officer capacity.

PROPOSAL TO APPROVE THE PARK NATIONAL CORPORATION

2005 INCENTIVE STOCK OPTION PLAN

(Item 2 on Proxy)

General

Upon recommendation by the Compensation Committee, on January 18, 2005, the Board of Directors of Park adopted, subject to shareholder approval, the Park National Corporation 2005 Incentive Stock Option Plan (the “2005 Plan”). The 2005 Plan provides for the issuance of incentive stock options (“ISOs”) to key employees of Park and its subsidiaries. Under Section 711 of the AMEX Company Guide, Park’s shareholders must approve the establishment of (and material amendment to) any equity compensation arrangement pursuant to which common shares may be acquired by directors, officers or employees of Park and its subsidiaries. Accordingly, the Board of Directors of Park is proposing the 2005 Plan for consideration and approval by the shareholders at the Annual Meeting.

The purpose of the 2005 Plan is to encourage stock ownership by key employees of Park and its subsidiaries by granting key employees ISOs to purchase common shares of Park so that they may acquire or increase and retain a proprietary interest in the long-term growth and financial success of Park and its subsidiaries. The 2005 Plan is intended to promote and advance the interests of Park and its shareholders by encouraging key employees to enter into or remain in the employment of Park and/or its subsidiaries and to put forth maximum efforts for the long-term growth and financial success of Park and its subsidiaries by providing opportunities to those key employees to acquire common shares of Park on advantageous terms.

Park also maintains the Park National Corporation 1995 Incentive Stock Option Plan (the “1995 Plan”), which will remain in effect if the 2005 Plan is approved. Although Park still maintains the 1995 Plan, no further grants of ISOs may be made under it. However, as of February 22, 2005, there were ISOs outstanding under the 1995 Plan covering an aggregate of 681,353 common shares.

The Board of Directors believes it is desirable to continue to have equity-based compensation available under an incentive stock option plan to be used to recruit new individuals as key employees and for incentive purposes.

The 2005 Plan will be administered by the Compensation Committee of Park’s Board of Directors. Officers and other employees of Park and its subsidiaries (including the executive officers named in the Summary Compensation Table) who are selected by the Compensation Committee would be eligible to receive ISOs under the 2005 Plan. As of the date of this proxy statement, no determination has been made regarding the identity of the individuals to whom ISOs may be granted or the numbers of common shares to be subject to ISOs that are granted to participants in the 2005 Plan. Park anticipates that approximately 700 employees of Park and its subsidiaries will be eligible to receive grants of ISOs. The table included under “COMPENSATION OF EXECUTIVE OFFICERS - Grants of Options” on

pages 28 and 29 shows the ISOs which were granted to the named executive officers during the 2004 fiscal year under the 1995 Plan which expired by its terms on January 16, 2005.

The following is a brief summary of the material features of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached to this proxy statement as Appendix A.

Summary of Operation of the 2005 Plan

Common Shares Available Under the 2005 Plan

Subject to adjustment as described below, the 2005 Plan authorizes the granting of ISOs covering a total of 1,500,000 common shares. Common shares subject to the 2005 Plan may be either common shares currently held by Park or common shares subsequently acquired by Park and held in treasury, including common shares purchased in the open market or in private transactions. Park will not issue any new common shares under the 2005 Plan. If any outstanding ISO granted under the 2005 Plan for any reason expires or is terminated without having been exercised in full, the common shares allocable to the unexercised portion of the ISO will (unless the 2005 Plan has been terminated) become available for subsequent grants of ISOs under the 2005 Plan.

If there is a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Park’s common shares, the Compensation Committee will appropriately adjust the aggregate number of common shares available for grants under the 2005 Plan, the number of common shares subject to outstanding ISOs, the exercise price and other limitations applicable to outstanding ISOs as well as any share-based limits imposed under the 2005 Plan.

Administration of the 2005 Plan

The 2005 Plan will be administered by the Compensation Committee of Park’s Board of Directors. The Compensation Committee will select the key employees to be granted ISOs under the 2005 Plan and has the authority to establish the terms and conditions of each ISO, subject in each case to the provisions of the 2005 Plan. In addition, the Compensation Committee will have the authority to interpret the 2005 Plan, adopt administrative regulations and procedures which are consistent with the terms of the 2005 Plan, and make all determinations necessary for the administration of the 2005 Plan.

Exercise Price and Limitations of ISOs

The exercise price of each ISO granted under the 2005 Plan will be equal to 100% of the fair market value of Park’s common shares on the date of grant. Fair market value is defined as (i) the closing price for Park’s common shares on the relevant date, if the common shares are traded on a national securities exchange or other recognized market or quotation system (Park’s common shares are currently listed on AMEX); (ii) the mean between the lowest bid and highest asked prices on the relevant date, if the common shares are traded over-the-counter; or (iii) the value determined in good faith by the Compensation Committee, if the common shares are not traded over-the-counter or on a national securities exchange or other recognized market or quotation system. The closing price of Park’s common shares as reported on AMEX on February 22, 2005 was $115.00 per share. The exercise price of an outstanding ISO may not be “repriced,” within the meaning of the applicable sections of the AMEX Company Guide, without the prior approval of Park’s shareholders.

If, at the time an ISO is granted, the key employee owns of record and beneficially shares representing more than 10% of the total combined voting power of all classes of stock of Park or any of its subsidiaries, the ISO must have an exercise price equal to at least 110% of the fair market value of the common shares covered by the ISO on the grant date. No key employee may be granted ISOs under the 2005 Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are exercisable for the first time by the key employee during any calendar year, under the 2005 Plan and all other stock option plans maintained by Park and its subsidiaries, to exceed $100,000, or any other amount specified in Section 422 of the Internal Revenue Code.

Terms and Conditions of ISOs

Each ISO granted under the 2005 Plan will have a term of five years.

Unless otherwise provided in the applicable option agreement, any exercise of an ISO granted under the 2005 Plan may be made in whole or in part. However, no single purchase of common shares upon exercise of an ISO may be for less than 200 common shares or the number of common shares then covered by the ISO, whichever number is lower. Payment of the exercise price of an ISO must be made in cash or check payable to Park. ISOs are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee imposes at the time of grant.

The 2005 Plan contains special rules governing the time of exercise of ISOs in cases of normal retirement (which is defined in the 2005 Plan as separation from employment with Park and its subsidiaries on or after age 62), disability or death. In the case of normal retirement, all of the key employee’s ISOs will become fully vested and may be exercised at any time before the earlier of expiration date of the ISOs or three months following the last day of employment. If a key employee dies while employed by Park and/or its subsidiaries, the key employee’s ISOs will become fully vested and may be exercised at any time before earlier of the expiration date of the ISOs or 12 months beginning on the date of death. If a key employee is terminated due to a disability, the key employee’s ISOs will become fully vested and may be exercised at any time before the earlier of the expiration date of the ISOs or 12 months beginning on the last day of employment. If a key employee is terminated for any reason other than normal retirement, disability or death, all ISOs held by the key employee will be forfeited.

The 2005 Plan also provides that, upon the occurrence of a “change in control” (as defined in the 2005 Plan) of Park, all outstanding ISOs (whether or not then exercisable) will become fully vested and exercisable as of the date of the change in control.

A key employee will forfeit all of the key employee’s outstanding ISOs, as well as all common shares acquired through the exercise of ISOs on the date of termination of employment or within six months before and five years after the termination of employment, if the key employee:

•	without the Compensation Committee’s written consent, renders services to, becomes the owner of, or serves (or agrees to serve) as an officer, director, consultant or employee of, a business that competes with any portion of Park’s business with which the key employee has been involved at any time within five years before the key employee’s termination of employment with Park and/or its subsidiaries;

•	refuses or fails to consult with, supply information to or otherwise cooperate with Park after being requested to do so;

•	without the Compensation Committee’s written consent, solicits or attempt to influence or induce any employee of Park and/or its subsidiaries to terminate his or her employment, or discloses any information obtained while employed by Park and/or its subsidiaries concerning the names and addresses of employees;

•	without the Compensation Committee’s written consent, discloses any confidential or proprietary information relating to the business affairs of Park and/or its subsidiaries;

•	fails to return all property (other than personal property) received by the key employee during his or her employment with Park and/or its subsidiaries; or

•	engages in conduct the Compensation Committee reasonably concludes would have given rise to termination of the key employee for cause (as defined in the 2005 Plan) if it had been discovered before the key employee terminated his or her employment with Park and/or its subsidiaries.

Transferability of ISOs and Common Shares Acquired Upon Exercise of ISOs

ISOs granted under the 2005 Plan will not be transferable other than by will or the laws of descent and distribution, and ISOs will be exercisable, during a key employee’s lifetime, only by the key employee or the key employee’s guardian or legal representative.

At the time of exercise of any ISO, the key employee exercising the ISO is to enter into an agreement with Park pursuant to which the common shares acquired upon exercise of the ISO may not be sold, transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of to any person other than Park for a period of five years after the exercise date. This restriction does not, however, apply in the event of the exercise of an ISO following the death, disability or normal retirement of a key employee. In addition, if a key employee who acquired common shares upon exercise of an ISO subsequently leaves the employment of Park and/or its subsidiaries by reason of death, disability or normal retirement, the restrictions also ceases to apply. If a key employee who acquired common shares upon the exercise of an ISO subsequently leaves the employ of Park and/or its subsidiaries for any reason other than death, disability or normal retirement, and the key employee wishes to sell or otherwise dispose of those common shares prior to the end of the five-year restricted period, the key employee must submit a written request to Park to purchase such common shares at a purchase price equal to the lower of the exercise price and the fair market value of the common shares on the date the key employee’s employment is terminated.

Amendment and Termination of the 2005 Plan

The Park Board of Directors or the Compensation Committee may terminate or suspend the 2005 Plan at any time. The Board of Directors or the Compensation Committee may also amend the 2005 Plan without shareholder approval except as required to satisfy the requirements of Rule 16b-3 under the Exchange Act, applicable provisions of the Internal Revenue Code or applicable requirements of AMEX or any other securities exchange on which Park’s equity securities are listed. No such action may, without the consent of the key employee, reduce the then existing number of ISOs granted to the key employee or adversely change the terms or conditions of those ISOs.

No ISOs may be granted under the 2005 Plan after January 17, 2015, which is the day preceding the tenth anniversary of the date the 2005 Plan was adopted by Park’s Board of Directors.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the grant of ISOs under the 2005 Plan is intended to reflect the current provisions of the Internal Revenue Code and applicable Treasury Regulations. This summary is not intended to be a complete statement of applicable law, nor does it address state or local tax laws or regulations.

In general, a key employee who is granted an ISO does not recognize taxable income on either the grant date or the exercise date. However, upon the exercise of an ISO, the difference between the fair market value of the common shares received and the exercise price is a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of common shares acquired upon exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if a key employee disposes of the common shares within two years of the date of grant or within one year of the exercise (a “disqualifying disposition”), then the key employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the common shares received on the exercise date and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

Park is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired upon exercise, except to the extent that the key employee recognizes ordinary income in a disqualifying disposition.

Recommendation and Vote

Shareholder approval of the 2005 Plan will require a majority of the votes cast on the proposal. The effect of an abstention is the same as a “no” vote. Broker non-votes will not be counted in determining the number of common shares necessary for approval.

The Board of Directors recommends a vote FOR the approval of the 2005 Plan.

All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted (other than proxies which constitute broker non-votes) will be voted FOR the approval of the 2005 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. DeLawder sits on the boards of directors of Truck One, Inc. and Fleet Service, Inc., neither of which has a separate compensation committee. Howard E. LeFevre, Chairman of the Board and Chief Executive Officer of each of Truck One, Inc. and Fleet Service, Inc., served as a member of the Compensation Committee of Park’s Board of Directors during the 2004 fiscal year.

Mr. McConnell sits on the board of directors of Freight Service, Inc., which has no separate compensation committee. Howard E. LeFevre is the owner and a member of the board of directors of Freight Service, Inc.

J. Gilbert Reese, who is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L., which rendered legal services to Park National Bank during the 2004 fiscal year and continues to do so, is a member of the Compensation Committee of Park’s Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overall Philosophy and Administration

The executive officers of Park receive no compensation directly from Park. Instead, C. Daniel DeLawder, David L. Trautman and John W. Kozak are paid by Park National Bank for services rendered in their capacities as executive officers of Park and Park National Bank.

On January 20, 2004, the Board of Directors of Park created a Compensation Committee comprised of three independent directors. The Compensation Committee administers Park’s incentive compensation plan and determines the amounts of incentive compensation to be paid for the 2004 fiscal year. The Compensation Committee is also responsible for evaluating the performance of Park’s executive officers and determining the compensation of those executive officers as well as administering Park’s equity-based compensation plans.

Park’s compensation philosophy reflects a commitment to pay for performance. The compensation program for all officers, including executive officers, consists of three primary elements – a base salary component, an incentive compensation component and a stock option component. The combination of base salary and incentive compensation is designed to tie compensation levels to overall performance by Park and its subsidiaries as well as the individual performance of the executive officers. Park’s cash compensation philosophy reflects the belief that a significant part of total executive cash compensation should be “at risk” in the form of incentive compensation based on the performance of Park and its subsidiaries. The ratio of incentive compensation to total cash compensation for the 2004 fiscal year was 59.3% for Mr. DeLawder, 59.3% for Mr. Trautman and 56.8% for Mr. Kozak.

Park believes that it is also important to provide compensation which serves to incentivize long-term corporate financial performance. In that regard, the Board of Directors of Park adopted, and the shareholders of Park approved, the 1995 Plan. Under the 1995 Plan, officers and other key employees of Park and its subsidiaries have been selected by the Executive Committee (and since 2004, have been selected by the Compensation Committee) to receive incentive stock options (“ISOs”). As previously noted, no further grants of ISOs may be made under the 1995 Plan; however, the Board of Directors is recommending that the shareholders approve the 2005 Plan in order to allow Park and its subsidiaries to continue to offer the stock option component of compensation.

Each ISO granted under the 1995 Plan has an exercise price equal to 100% of the fair market value of Park’s common shares on the date of grant. If there is no appreciation in the market value of the common shares, the ISOs will be valueless. Thus, in contrast to the base salary and incentive components of compensation, option grants are tied directly to the price performance of the common shares of Park. At the time of exercise of an ISO (other than an exercise following death, disability or normal retirement), the optionee must enter into an agreement with Park providing that the common shares acquired upon exercise may not be sold or otherwise disposed of to any person other than Park for a period of five years after the exercise date. This creates a further shared interest by the optionees and the shareholders of Park in the price performance of the common shares.

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as Park, from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given year to the chief executive officer and the four other most highly compensated officers of the corporation, other than the chief executive officer, serving at the end of the corporation’s fiscal year. The $1,000,000 compensation deduction limitation does not apply to “performance-based compensation.” None of Park’s executive officers received more than $1,000,000 of compensation from Park and its subsidiaries for the 2004 fiscal year.

Park does not have a policy that requires all compensation payable in 2004 and thereafter to the covered executive officers to be deductible under Section 162(m). Park has not attempted to revise the incentive compensation plan or the 1995 Plan to satisfy the “performance-based compensation” exceptions but may consider doing so in the future if compensation paid thereunder would otherwise not be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of Park and its subsidiaries. In all cases, however, Park will continue to carefully consider the net cost and value to Park of its compensation policies.

Base Salary

The base salaries for the 2004 fiscal year reported in this proxy statement for Messrs. DeLawder, Trautman and Kozak were approved by the Compensation Committee on February 16, 2004. The actual base salary received by each of Park’s executive officers was based upon a subjective evaluation of the individual’s responsibilities and contributions and Park’s 2003 financial results. While these factors have a general influence on the determination of the amount of base salary to be paid to each executive officer, no specific weighting is given to any of these factors and the relevance of each factor varies from individual to individual. The Compensation Committee subjectively evaluated the individual responsibilities and contributions of each executive officer when determining salary levels for the 2004 fiscal year but believed that primary reliance should be placed on the incentive compensation plan for compensation adjustments from year to year.

On January 18, 2005, upon recommendation of the Compensation Committee, the Board of Directors approved the base salaries for each of Messrs. DeLawder, Trautman and Kozak for the fiscal year ending December 31, 2005 (the “2005 fiscal year”). The Compensation Committee also recommended that the cash compensation paid to these three executive officers during the 2005 fiscal year be split at 50% base salary and 50% incentive compensation. Messrs. DeLawder, Trautman and Kozak historically have received the majority of their total cash compensation in incentive compensation (59.3%, 59.3% and 56.8%, respectively in 2004). The Compensation Committee reviewed independently generated peer group information of similarly sized bank holding companies developed by SNL Securities which revealed that people holding these positions typically receive a majority of their cash compensation in base salary. To be more consistent with peers, and at management’s suggestion, the Compensation Committee considered and then approved a 50/50 split between base salary and cash incentive compensation. Management also suggested that Messrs. DeLawder and Trautman receive no increase in the aggregate amount of cash compensation paid during the 2005 fiscal year, but that the proportion of total cash compensation allocated to base salary for the 2005 fiscal year and incentive compensation in respect of Park’s performance for the 2004 fiscal year should change. Management suggested, and the Compensation Committee concurred after reviewing peer data, to increase Mr. Kozak’s total cash compensation. Accordingly, the base salaries for the 2005 fiscal year will be $464,240 for Mr. DeLawder, $307,108 for Mr. Trautman and $200,500 for Mr. Kozak.

Incentive Compensation

Since its creation on January 20, 2004, the Compensation Committee has administered Park’s incentive compensation plan which enables the officers of Park National Bank (the Park National Division, the Fairfield National Division, the Consolidated Computer Center Division and, since January 3, 2005, the First Clermont Division), Richland Trust Company, Century National Bank, First-Knox National Bank (the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, N.A., Security National Bank (the Security National Division and the Unity National Division), The Citizens National Bank of Urbana (“Citizens National Bank”), Scope Leasing, Inc. and Guardian Financial Services Company (collectively, “Park’s Principal Subsidiaries”) to share in any above-average return on equity (net income divided by average equity) which Park and its subsidiaries on a consolidated basis may generate during a fiscal year. In the 2004 fiscal year, all officers of Park’s Principal Subsidiaries (other than the First Clermont Division) were eligible to participate in the incentive compensation plan.

Above-average return on equity is defined as the amount by which the net income to average equity ratio of Park and its subsidiaries on a consolidated basis exceeds the median net income to average equity ratio of all U.S. bank holding companies of similar asset size ($3 billion to $10 billion). A formula determines the amount, if any, by which Park’s return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent (20%) of that amount on a before-tax equivalent basis is available for incentive compensation. If Park’s return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that year. The President and Chief Executive Officer of Park and Park National Bank has historically received a fixed percentage of the amount available for incentive compensation as determined by the Board of Directors. Although Park’s return on equity ratio for the 2004 fiscal year exceeded the median return on equity ratio of its peer bank holding companies, Mr. DeLawder recommended to the Compensation Committee that, because of the modest increase in net income earned by Park in the 2004 fiscal year, the fixed percentage available for the President and Chief Executive Officer be waived. As mentioned above, Mr. DeLawder recommended that his total cash compensation remain unchanged, except that the incentive compensation/base salary ratio change from roughly 60/40 incentive compensation to base salary, to 50/50 incentive compensation to base salary. The Compensation Committee approved this, as well as the similar compensation ratio changes for Messrs. Trautman and Kozak described above. Consequently, Messrs. DeLawder, Trautman and Kozak’s incentive compensation in respect of the 2004 fiscal year will be $464,240, $307,108 and $200,500, respectively.

After deducting the incentive compensation paid to Mr. DeLawder, the remaining amount available for incentive compensation pay was distributed to the officers of Park’s Principal Subsidiaries on the basis of their respective contributions to Park’s meeting its short-term and long-term financial goals during the 2004 fiscal year, which contributions were subjectively determined by the Chairman of the Board, the Chief Executive Officer and the President of Park and approved by the Board of Directors, upon recommendation of the Compensation Committee. Recommendations of the presidents of Park’s Principal Subsidiaries were considered when determining incentive compensation amounts for officers of those subsidiaries. The payment of the incentive compensation amounts for the 2004 fiscal year will be made during the first quarter of the 2005 fiscal year.

Stock Options

During the 2004 fiscal year, the Compensation Committee administered the 1995 Plan and approved the grant of original ISOs covering an aggregate of 192,992 common shares to 732 key employees of Park and its subsidiaries. None of the executive officers were granted original ISOs due to the limitations specified in Section 422 of the Internal Revenue Code.

Prior to January 16, 2005, when an ISO granted under the 1995 Plan was exercised, the optionee was automatically granted a new reload ISO covering the same number of common shares as were the subject of the exercise. However, an optionee:

•	could not be granted reload ISOs in any one year of the term of the original ISO as established on the grant date of the original ISO covering, with respect to all reload ISOs granted in that one year, more than the number of common shares which were subject to the original ISO on the grant date of the original ISO; and

•	was granted a reload ISO covering only that number of common shares which allowed the reload ISOs and any other outstanding ISOs granted to the optionee under the 1995 Plan to qualify as ISOs under Section 422 of the Internal Revenue Code.

During the 2004 fiscal year, reload ISOs covering an aggregate of 39,186 common shares, including the grants made to the executive officers of Park described in the “Grants of Options” table, were granted as a result of the exercise of ISOs. No further reload ISOs will be granted upon the exercise of outstanding ISOs granted under the 1995 Plan. In addition, the 2005 Plan submitted to the shareholders for approval at the Annual Meeting does not provide for the grant of reload ISOs.

Each ISO (whether an original ISO or a reload ISO) has been granted with an exercise price equal to the fair market value of the common shares on the date of grant and a vesting schedule determined by the Executive Committee or the Compensation Committee to allow the ISOs to qualify as such under Section 422 of the Internal Revenue Code.

Other Compensation

Park’s officers and the officers and employees of Park’s Principal Subsidiaries are encouraged individually and collectively to maintain a significant long-term stock ownership position in Park. This has been fostered not only through the grant of ISOs under the 1995 Plan, but also by the Park ESOP.

The Park ESOP is an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Internal Revenue Code. Employee salary deferral contributions to the Park ESOP and employer matching contributions (which are established annually upon the recommendation of management) to the Park ESOP are made in cash and then invested under the Park ESOP substantially in the form of Park common shares. For the 2004 fiscal year, the employer matching contribution to the Park ESOP was $1,452,000 (50% of employee pre-tax salary deferral contributions), subject to the applicable statutory limitations. Participants in the Park ESOP have the opportunity to instruct the trustee of the Park ESOP as to how to vote the Park common shares held for their benefit under the Park ESOP. Each of Messrs. DeLawder, Trautman and Kozak participates in the Park ESOP.

Park adopted the Park National Corporation Supplemental Executive Retirement Plan or “SERP” in December 1996. The SERP currently benefits 31 current and former officers of Park and its subsidiaries, including Messrs. DeLawder and Kozak. Mr. Trautman does not participate in the SERP. The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan such as the Park National Corporation Defined Benefit Pension Plan. Park has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of approximately $10,500 and $500 for Messrs. DeLawder and Kozak, respectively. These additional benefits are not guaranteed and are dependent upon the earnings from the related life insurance contracts compared to the average yield on three-month Treasury bills. The SERP also provides a life insurance benefit for current or former officers of Park and its subsidiaries participating in the SERP who die before age 86. The amount of this life insurance benefit will be equal to the present value of the stream of future benefits which would have been paid to the individual until age 86 but had not been paid at the time of the individual’s death.

All of the executive officers of Park are eligible to participate in the employee benefit programs maintained by Park, including health and dental insurance plans, on the same terms as all other employees of Park and its subsidiaries. In addition, Messrs. DeLawder and Trautman are provided with automobiles owned by Park National Bank for their personal and professional use, the value of which is reported in the Summary Compensation Table.

Submitted by the Compensation Committee of the Board of Directors:

J. Gilbert Reese (Chair)	Howard E. LeFevre (member until December 31, 2004)

John J. O’Neill	Leon Zazworsky (member effective January 1, 2005)

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Other Compensation

The following table shows, for the last three fiscal years, the cash compensation paid by Park and its subsidiaries, as well as other compensation paid or accrued for those years, to or for the account of each individual who served as an executive officer of Park during the 2004 fiscal year. Dollar amounts have been rounded down to the nearest whole dollar.

SUMMARY COMPENSATION TABLE

						Long Term Compensation
Name and Principal Position During 2004 Fiscal Year	Year	Annual Compensation				Awards	All Other Compensation ($)
		Salary ($)		Bonus ($)(1)		Common Shares Underlying Options (#)(2)
C. Daniel DeLawder President and Chief Executive Officer of Park and Park National Bank (3)	2004 2003 2002	$ $ $	318,750 318,750 318,751	$ $ $	464,240 609,730 609,730	928 0 1,186	$ $ $	19,107 10,477 9,419	(4)

David L. Trautman Secretary of Park and Executive Vice President of Park National Bank (5)	2004 2003 2002	$ $ $	210,577 210,577 162,500	$ $ $	307,108 401,716 213,769	909 0 1,166	$ $ $	9,332 7,627 5,897	(4)

						Long Term Compensation
Name and Principal Position During 2004 Fiscal Year	Year	Annual Compensation				Awards	All Other Compensation ($)
		Salary ($)		Bonus ($)(1)		Common Shares Underlying Options (#)(2)
John W. Kozak Chief Financial Officer of Park and Senior Vice President and Chief Financial Officer of Park National Bank (6)	2004 2003 2002	$ $ $	152,500 139,423 125,000	$ $ $	200,500 223,000 165,000	912 564 1,139	$ $ $	7,055 6,445 5,858	(4)

(1)	All amounts reported were earned under Park’s incentive compensation plan.
(2)	These numbers represent ISOs granted under the 1995 Plan. See table under “Grants of Options” for more detailed information on these ISOs.
(3)	Mr. DeLawder was elected Chairman of the Board of Directors of each of Park and the Park National Bank effective January 1, 2005. Mr. DeLawder ceased to serve as President of each of Park and the Park National Bank effective January 1, 2005, but continues to serve as the Chief Executive Officer of each entity.
(4)	“All Other Compensation” for 2004 for Messrs. DeLawder, Trautman and Kozak includes (a) the amounts of $4,709, $452 and $496, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under the split-dollar life insurance policy maintained on his behalf by Park National Bank, under which his beneficiary will receive proceeds of approximately two times the executive officer’s highest annual total compensation during his employment with Park National Bank; (b) the amount of $6,500 representing the contribution to the Park ESOP on each of their behalf to match 2004 pre-tax elective deferral contributions (included under “Salary”) made by each executive officer under the Park ESOP; and (c) the amounts of $6,829, $0 and $59, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer who participated in the SERP under the life insurance contract which funds that executive officer’s account under the SERP. “All Other Compensation” for 2004 for Messrs. DeLawder and Trautman includes the amounts of $1,069 and $2,380, respectively, representing the value of the automobiles they are provided with by Park National Bank for their personal and professional use.
(5)	Mr. Trautman was elected President of each of Park and the Park National Bank effective January 1, 2005. Mr. Trautman was elected Secretary and became an executive officer of Park on July 22, 2002. He had been elected Executive Vice President of Park National Bank on February 1, 2002. From May 1997 until February 1, 2002, Mr. Trautman served as President and Chief Executive Officer of First-Knox National Bank.
(6)	Mr. Kozak became an executive officer of Park on July 22, 2002.

Grants of Options

The following table summarizes information concerning individual grants of ISOs made during the 2004 fiscal year to each of the individuals named in the Summary Compensation Table. Park has never granted stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR
Name	Number of Common Shares Underlying Options Granted (#)	% of Total Original Options or of Total Reload Options, as Appropriate, Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term (1)
					5% ($)	10% ($)
C. Daniel DeLawder	928(2)(3)	0.5%	$107.62	2/28/09	$27,589	$60,970

David L. Trautman	909(2)(3)	0.5%	$109.95	4/30/09	$27,606	$61,039

John W. Kozak	912(2)(3)	0.5%	$109.52	5/6/09	$27,606	$60,985

(1)	The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the ISOs are held until their respective expiration dates. The dollar amounts are rounded down to the nearest whole dollar. The dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of Park’s common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the ISO grants shown if the price of Park’s common shares appreciates, which benefits all Park shareholders commensurately.
(2)	If an optionee’s employment is terminated due to his retirement, his ISOs may thereafter be exercised in full for a period of three months, subject to the stated term of the ISOs. If an optionee’s employment terminates due to his death or long-term disability, his ISOs may thereafter be exercised in full for a period of one year, subject to the stated term of the ISOs. If an optionee’s employment is terminated for any other reason, his ISOs are forfeited.
(3)	This ISO was granted under the 1995 Plan as a reload ISO and was fully exercisable as of the grant date.

Option Exercises and Holdings

The following table summarizes information concerning ISOs exercised during, and unexercised ISOs held as of the end of, the 2004 fiscal year by each of the individuals named in the Summary Compensation Table. Dollar amounts have been rounded down to the nearest whole dollar.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Common Shares Underlying Options Exercised (#)	Value Realized ($)	Number of Common Shares Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
C. Daniel DeLawder	1,102	$23,646	5,040	(2)	0	$234,932	—

David L. Trautman	1,102	$26,218	5,520	(2)	0	$248,264	—

John W. Kozak	1,102	$25,746	5,560	(2)	0	$253,664	—

(1)	“Value of Unexercised In-the-Money Options at Fiscal Year-End” is based upon the fair market value of the common shares on December 31, 2004, the last trading day of the 2004 fiscal year ($135.50), less the exercise price of each individual’s in-the-money options at the end of the 2004 fiscal year; and has been rounded to the nearest whole dollar.
(2)	These numbers reflect ISOs granted under Park’s 1995 Plan.

Equity Compensation Plan Information

Park has two compensation plans (excluding plans assumed by Park in mergers) under which common shares of Park are authorized for issuance to directors, officers or employees of Park and its subsidiaries in exchange for consideration in the form of goods or services – the 1995 Plan and the Directors’ Stock Plan. The 1995 Plan (and amendments thereto) and the Directors’ Stock Plan have been approved by Park’s shareholders.

The following table shows the number of common shares issuable upon exercise of ISOs granted under the 1995 Plan outstanding at December 31, 2004, the weighted-average exercise price of those ISOs and the number of common shares remaining available for future issuance under the 1995 Plan and the Directors’ Stock Plan at December 31, 2004, excluding common shares issuable upon exercise of outstanding ISOs granted under the 1995 Plan. The table does not include common shares subject to outstanding options granted under equity compensation plans assumed by Park in mergers. Footnote (2) to the table sets forth the total number of common shares issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2004, and the weighted-average exercise price of those options. Park cannot grant additional options under the assumed plans.

Plan category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	695,348		$95.61		488,598	(1)
Equity compensation plans not approved by shareholders		(2)		(2)		(2)
Total	695,348		$95.61		488,598	(1)

(1)	Includes 394,358 common shares remaining available for future issuance under the 1995 Plan and 94,240 common shares remaining available for future issuance under the Directors’ Stock Plan.
(2)	The table does not include information for equity compensation plans assumed by Park in mergers. A total of 24,760 common shares were issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2004, including 22,159 common shares issuable upon exercise of options granted under plans assumed by Park in the merger with Security effective March 23, 2001 and 2,601 common shares issuable upon exercise of options granted under plans assumed by Park in the merger with First-Knox Banc Corp. effective May 5, 1997. The weighted-average exercise price of all options granted under plans assumed in mergers and outstanding at December 31, 2004, was $95.50. Park cannot grant additional options under these assumed plans.

Pension Plan; Supplemental Executive Retirement Plan

Pension Plan

The following table shows the estimated annual pension benefits (rounded to the nearest $100) payable to a covered participant upon normal retirement after January 1, 2005 under the Park National Corporation Defined Benefit Pension Plan (the “Park pension plan”). Benefits from the Park pension plan are payable in monthly installments for the life of the participant with 120 monthly payments guaranteed. Normal retirement is the earlier of the attainment of age 70½ or the attainment of age 65 and the completion of five years of credited service.

PENSION PLAN TABLE

Annualized Average Monthly Compensation	Estimated Annual Pension Benefits (rounded to nearest $100)(1) Based on Years of Credited Service Indicated
	Years of Credited Service
	10	15	20	25	30	35 or more
$100,000	$11,600	$17,400	$23,200	$29,000	$31,900	$37,200
125,000	14,500	21,800	29,000	36,300	41,500	48,500
150,000	17,400	26,100	34,800	43,500	51,200	59,700
175,000	20,300	30,500	40,600	50,800	60,800	71,000
200,000 and up	22,100	33,100	44,100	55,200	66,200	77,300

(1)	Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park pension plan, and the amount of plan benefits payable annually under such a plan. The Park pension plan is operated in compliance with these provisions.

The “annualized average monthly compensation” shown above is the annual equivalent of an average of monthly rates of total compensation (salary and bonus, including elective deferral contributions). The benefits shown above are based on the sum of the highest five consecutive and complete annual total compensation during the ten years preceding retirement, divided by sixty. The benefits shown in the table will not be reduced by Social Security or other amounts received by a participant. A participant will be fully vested in the participant’s benefits under the Park pension plan upon the completion of five years of credited service.

The 2005 monthly rate of total compensation used to determine benefits is limited to $210,000, which is the equivalent of an annual total compensation of $17,500 per month. Total compensation in excess of this amount will not be taken into account for benefit calculation purposes. Similarly, years of credited service in excess of 35 years will not be taken into account for benefit calculation purposes.

The Park pension plan covers employees of Park’s Principal Subsidiaries who have attained age 21 and completed one year of credited service.

The table shown above does not take into account certain additional minimum benefits. Specifically, the employees of certain of Park’s bank subsidiaries participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the pension plan into the Park pension plan. Benefits provided by the Park pension plan cannot be less than the sum of the benefit provided under the merged pension plan and the benefit earned under the Park pension plan based on years of credited service since the date of merger of the two plans.

The projected “annualized average monthly compensation” as of January 1, 2005 was at least $189,000 for each of Messrs. DeLawder, Trautman and Kozak. Messrs. DeLawder, Trautman and Kozak had approximately 33, 21 and 25 years of credited service, respectively, under the Park pension plan as of October 1, 2004.

SERP

Park adopted the SERP in December 1996. The SERP currently benefits 31 current and former officers of Park and its subsidiaries, including Messrs. DeLawder and Kozak. Mr. Trautman does not participate in the SERP. The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan. Park has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of approximately $10,500 and $500 for Messrs. DeLawder and Kozak, respectively. These additional benefits are not guaranteed and are dependent upon the earnings from the related life insurance contracts compared to the average yield on three-month Treasury bills. The SERP also provides a life insurance benefit for current or former officers of Park and its subsidiaries participating in the SERP who die before age 86. The amount of this life insurance benefit will be equal to the present value of the stream of future benefits which would have been paid to the individual until age 86 but had not been paid at the time of the individual’s death.

Employment Agreements and Termination of Employment and Change-In-Control Arrangements

Park National Bank maintains split-dollar life insurance policies on behalf of Messrs. DeLawder, Trautman and Kozak, in their respective capacities as executive officers. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. DeLawder, Trautman and Kozak has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as specified conditions are satisfied.

TRANSACTIONS INVOLVING MANAGEMENT

J. Gilbert Reese, a director of Park, is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L. which rendered legal services to Park National Bank during the 2004 fiscal year and continues to do so.

R. William Geyer, a director of Park, is a partner in the law firm of Kincaid, Taylor & Geyer which rendered legal services to Century National Bank during the 2004 fiscal year and continues to do so. Kincaid, Taylor & Geyer received an aggregate of $231,666 in fees for the legal services rendered during the 2004 fiscal year.

James J. Cullers, a director of Park, is retired as Of Counsel to the law firm of Zelkowitz, Barry & Cullers which rendered legal services to First-Knox National Bank during the 2004 fiscal year and continues to do so.

During the 2004 fiscal year, directors and executive officers of Park, members of their immediate families and corporations or organizations with which they are associated were involved with banking transactions with Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division) and Citizens National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. Payments from Park’s banking subsidiaries to such persons in connection with the deposit of funds or those banking subsidiaries’ acting in an agency capacity have been made on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with Park or its subsidiaries. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At December 31, 2004, the aggregate amount of loans to the fourteen individuals then serving as directors and executive officers of Park and their associates as a group was approximately $38,235,000. This figure does not include the amount of loans to Messrs. Menzer and Englefield as they did not join Park Board of Directors until January 1, 2005. In addition, at December 31, 2004, loans to the individuals then serving as directors and executive officers of Park’s subsidiaries, who were not also directors or executive officers of Park (including Messrs. Menzer and Englefield), totaled approximately $82,682,000. As of the date of this proxy statement, all of the loans described in this paragraph were performing in accordance with their original terms.

PERFORMANCE GRAPH

The following line graph compares the monthly percentage change in the cumulative total shareholder return on the Park common shares with an index for the AMEX Stock Market (US Companies) comprised of all domestic common shares traded on AMEX and an index for Nasdaq Bank Stocks comprised of all depository institutions (SIC Code #6020-6029) and holding and other investment companies (SIC Code # 6710-6719) that are traded on The NASDAQ National Market and The NASDAQ SmallCap Market (“Nasdaq Bank Stocks”), for the five-year period from December 31, 1999 to December 31, 2004 (the last trading day for the 2004 fiscal year). The “Nasdaq Bank Stocks” index is comprised of stocks of banks and other depository institutions and their holding companies, a number of which Park considers to be within its peer group. The “AMEX Financial Stocks” index includes the stocks of banks, thrifts, finance companies and securities broker-dealers. Park believes that the Nasdaq Bank Stocks index is, therefore, the most appropriate industry index available to compare to the cumulative total return on the Park common shares. However, since the Park common shares are traded on AMEX, Park is using the AMEX Stock Market (US Companies) index as the broad equity market index for comparative purposes.

[Remainder of page intentionally left blank;

performance graph is located on following page.]

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Park National Corp.

Produced on 02/24/2005 including data to 12/31/2004

$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
186.4
173.0
110.4
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004

Legend

Symbol	CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
———— ■	Park National Corp.	100.0	96.2	102.8	113.1	133.6	173.0
— — — ★	AMEX Stock Market (US Companies)	100.0	92.8	86.3	70.6	95.5	110.4
- - - - ▲	Nasdaq Bank Stocks SIC 6020 – 6029, 6710 – 6719 US & Foreign	100.0	114.2	123.7	126.6	162.9	186.4

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1999.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended December 31, 2004

In accordance with the SEC’s rules, the Audit Committee has issued the following report for the 2004 fiscal year:

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors who qualify as independent under the applicable sections of the AMEX Company Guide and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee oversees Park’s accounting and financial reporting processes on behalf of the Board of Directors. During the 2004 fiscal year, the Audit Committee met eight times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with management and the independent registered public accounting firm employed by Park prior to public release. The Audit Committee appoints the independent registered public accounting firm employed by Park. Ernst & Young LLP (“E&Y”) served as the independent registered public accounting firm for Park for the 2004 fiscal year.

Management has the primary responsibility for the consolidated financial statements and the accounting and financial reporting processes of Park, including the establishment and maintenance of adequate internal control over financial reporting for Park. Management has the responsibility for the preparation of Park’s consolidated financial statements and their report on the establishment and maintenance of, and assessment of the effectiveness of, Park’s internal control over financial reporting. E&Y is responsible for performing an audit of Park’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing their report on the consolidated financial statements and their attestation report on management’s assessment of the effectiveness of Park’s internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from E&Y a formal written statement describing all relationships between E&Y and Park and its subsidiaries that might bear on E&Y’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with E&Y any relationships that may impact that firm’s independence and objectivity, including the non-audit services rendered by E&Y, and satisfied itself as to E&Y’s independence. The Audit Committee also discussed with management, Park’s internal auditors and E&Y the adequacy and effectiveness of Park’s internal control over financial reporting and related accounting and financial controls, and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both E&Y and the internal auditors their respective audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with E&Y all communications required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards Nos. 61, 54 and 99 (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of E&Y’s examination of Park’s consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations, with and without management present.

Management’s Representations and Audit Committee Recommendations

Management has represented to the Audit Committee that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2004, were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the audited consolidated financial statements, and management’s report on the establishment and maintenance of, and assessment of the effectiveness of, Park’s internal control over financial reporting, with management and E&Y. Based on the Audit Committee’s discussions with management and E&Y and the Audit Committee’s review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s report on the establishment and maintenance of, and assessment of the effectiveness of, Park’s internal control over financial reporting, be included in Park’s 2004 Annual Report to Shareholders and incorporated by reference therefrom in Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Maureen Buchwald (Chair)	F. William Englefield IV (member effective January 1, 2005)

Michael J. Menzer (member effective January 1, 2005)	Leon Zazworsky

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that they do not impair that firm’s independence from Park. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm employed by Park to Park or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on governing the independence of the independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm

On January 20, 2004, the Audit Committee appointed the firm of E&Y to serve as the registered public accounting firm of Park for the 2004 fiscal year. Fees billed for services rendered by E&Y for each of the 2004 fiscal year and the 2003 fiscal year were as follows:

Audit Fees

The aggregate audit fees billed by E&Y for the 2004 fiscal year and the 2003 fiscal year were $262,500 and $148,000, respectively. These amounts include fees for professional services rendered by E&Y in connection with the audit of Park’s annual consolidated financial statements and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10-Q. For the 2004 fiscal year, audit fees include $100,000 for internal control reviews and attest services and $2,500 for the consent rendered by E&Y in connection with the registration statement for the Directors’ Stock Plan.

Audit-Related Fees

The aggregate audit-related fees billed by E&Y for each of the 2004 fiscal year and the 2003 fiscal year were $15,000 and $13,000, respectively. The fees under this category relate to the audits of the Park pension plan and the Park ESOP.

Tax Fees

The aggregate tax fees billed by E&Y for the 2003 fiscal year were $186. Tax fees relate to tax compliance and consulting services. E&Y did not bill any tax fees for the 2004 fiscal year.

All Other Fees

During the 2004 fiscal year and the 2003 fiscal year, E&Y did not render any services other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

All of the services rendered by E&Y to Park and its subsidiaries during each of the 2004 fiscal year and the 2003 fiscal year had been pre-approved by the Audit Committee.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As of the date of this proxy statement, the Audit Committee has not yet appointed an independent registered public accounting firm for Park for the 2005 fiscal year. The Audit Committee is awaiting a proposal from E&Y and may review proposals from other independent registered public accounting firms. The Audit Committee will appoint an independent registered public accounting firm for the 2005 fiscal year as promptly as practicable.

As previously noted, on January 20, 2004, the Audit Committee appointed E&Y to serve as the independent registered public accounting firm of Park for the 2004 fiscal year. E&Y has served as Park’s independent auditors/independent registered public accounting firm since July 1994. Representatives of E&Y are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Secretary of Park no later than November 15, 2005, to be eligible for inclusion in Park’s proxy, notice of meeting and proxy statement relating to the 2006 Annual Meeting. Upon receipt of a shareholder proposal, Park will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2005 Annual Meeting of Shareholders and does not notify the Secretary of Park of the proposal by January 29, 2006, the proxies solicited by the Board of Directors for use at the 2006 Annual Meeting will be entitled to use their discretionary voting authority should the proposal then be raised, without any discussion of the matter in Park’s proxy statement for the 2006 Annual Meeting.

In each case, written notice must be given to Park’s Secretary, whose name and address are:

David L. Trautman, Secretary

50 North Third Street

Post Office Box 3500

Newark, Ohio 43058-3500

Shareholders desiring to nominate candidates for election as directors at the 2006 Annual Meeting must follow the procedures described in “ELECTION OF DIRECTORS — Nominating Procedures.”

DELIVERY OF PROXY MATERIALS

TO HOUSEHOLDS

Periodically, Park provides each registered shareholder at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. Only one copy of Park’s proxy statement for the Annual Meeting and Annual Report to Shareholders for the 2004 fiscal year is being delivered to previously notified multiple registered shareholders who share an address unless Park has received contrary instructions from one or more of the shareholders. A separate proxy card and a separate Notice of Annual Meeting of Shareholders is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate Annual Report to Shareholders for the 2004 fiscal year and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Park’s transfer agent and registrar First-Knox National Bank by calling 1-800-837-5266, ext. 5208, or forwarding a written request addressed to First-Knox National Bank, Attention Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, additional copies of the Annual Report to Shareholders for the 2004 fiscal year and/or a separate proxy statement for the Annual Meeting will be sent. By contacting First-Knox National Bank, registered shareholders sharing an address can also (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports to shareholders and/or proxy statements in the future if registered shareholders at the shared address are receiving multiple copies.

Beneficial shareholders, who hold Park common shares through a broker, financial institution or other record holder, should contact their broker, financial institution or other record holder for specific information on the householding process as it applies to their accounts.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action at the Annual Meeting other than those discussed in this proxy statement. If any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, the persons acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

It is important that your proxy card be completed and returned promptly. If you do not expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

By Order of the Board of Directors,

/s/ David L. Trautman
David L. Trautman, President and Secretary

March 15, 2005

APPENDIX A

Park National Corporation

2005 Incentive Stock Option Plan

Appendix A

PARK NATIONAL CORPORATION

2005 INCENTIVE STOCK OPTION PLAN

1. Purpose. The Park National Corporation 2005 Incentive Stock Option Plan (this “Plan”) is intended as an incentive to encourage stock ownership by Key Employees of Park National Corporation (the “Company”) and its Subsidiaries by granting such Key Employees incentive stock options to purchase Common Shares of the Company so that they may acquire or increase and retain a proprietary interest in the long-term growth and financial success of the Company and its Subsidiaries. This Plan is intended to promote and advance the interests of the Company and its shareholders by encouraging such Key Employees to enter into or remain in the employment of the Company and/or its Subsidiaries and to put forth maximum efforts for the long-term growth and financial success of the Company and its Subsidiaries.

2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meanings designated in this Section 2 unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

(A) “Beneficiary” shall mean the person a Participant designates to receive (or exercise) any benefits (or rights) under this Plan that have not been received (or are unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12 of this Plan. Neither the Company nor the Committee is required to infer a Beneficiary from any other source.

(B) “Board” shall mean the Board of Directors of the Company.

(C) “Cause” shall mean with respect to any Participant:

(i) The Participant’s conviction of, or entering into a plea of nolo contendere to, any crime (whether or not involving the Company or any Subsidiary) constituting a felony in the jurisdiction involved;

(ii) Conduct of the Participant related to the Participant’s employment for which criminal penalties, civil penalties or administratively imposed sanctions or orders against the Participant or the Company or any Subsidiary may be sought or imposed;

(iii) Material violation by the Participant of the policies of the Company or any Subsidiary including, without limitation, those set forth in the Company’s Code of Business Conduct and Ethics or in manuals or other statements of policies of the Company or any Subsidiary;

(iv) Serious neglect or misconduct in the performance of the Participant’s duties for the Company or any Subsidiary or willful or repeated failure or refusal to perform such duties; or

(v) Breach of any written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

(D) A “Change in Control” shall mean the occurrence of any one of the following:

(i) Any “person,” including a “group” (as such terms are used in Subsections 13(d) and 14(d) of the Exchange Act and the rules thereunder, but excluding the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, or acquires the power to direct, directly or indirectly, the exercise of voting power with respect to, securities which represent 50% or more of the combined voting power of the Company’s outstanding securities thereafter; or

(ii) The shareholders of the Company approve a merger or consolidation of the Company with or into another entity, in which the Company is not the continuing or surviving entity or pursuant to which any Common Shares would be converted into cash, securities or other property of another entity, other than a merger or consolidation in which holders of Common Shares immediately prior to the merger or consolidation have the same proportionate ownership of securities of the surviving entity immediately after the merger or consolidation as they had of Common Shares of the Company immediately before the merger or consolidation; or

(iii) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(E) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable rulings issued under the Code. References to a particular section of the Code shall include references to successor provisions.

(F) “Committee” shall mean the Compensation Committee of the Board or such other committee of at least three persons, as may be appointed by the Board from time to time to serve at the pleasure of the Board. The Committee shall be comprised of at least three individuals each of whom is (a) an outside director, as defined in Treasury Regulations Section 1.162-27(e)(3)(i) and (b) a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and (c) an “independent director” as that term is defined in the corporate governance rules of the national securities exchange or other recognized market or quotation system upon or through which the Common Shares are then listed or traded.

(G) “Common Shares” shall mean the common shares, without par value, of the Company.

(H) “Company” shall mean Park National Corporation, an Ohio corporation, and any and all successors to it.

(I) “Disability” shall mean a disability within the meaning of Subsection 22(e)(3) of the Code.

(J) “Employee” shall mean any individual who, on the applicable Grant Date, is a common law employee of the Company or any Subsidiary. An individual who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis shall be treated as a common law employee only from the date of that determination and shall not retroactively be reclassified as an Employee for any purpose of this Plan.

(K) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

(L) “Exercise Price” shall mean the price at which an Incentive Option may be exercised.

(M) The “Fair Market Value” of a Common Share on any relevant date for purposes of any provision of this Plan shall be determined as follows:

(i) if the Common Shares are traded on a national securities exchange or other recognized market or quotation system, the reported “closing price” on the relevant date, if it is a trading day; otherwise, on the next preceding trading day on which a sale was transacted; or

(ii) if the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise, on the next preceding trading day on which a sale was transacted; or

(iii) if neither clause (i) nor clause (ii) applies, the fair market value as determined by the Committee in good faith.

(N) “Grant Date” shall mean the date an Incentive Option is granted to a Participant.

(O) “Incentive Option” shall mean an option granted under this Plan which meets the conditions for an “incentive stock option” imposed under Subsection 422(b) of the Code. To the extent permitted by applicable laws, rules and regulations, any provisions in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by the action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive Option if necessary to qualify such option as an incentive stock option. During any single Plan Year, no Participant may be granted Incentive Options covering more than 2,000 Common Shares (adjusted as provided in Section 4 of this Plan, including Incentive Options that are cancelled (or deemed to have been cancelled under Treasury Regulations Section 1.162-27(e)(2)(vi)(B)) during the Plan Year granted.

(P) “Key Employee” shall mean any Employee of the Company and/or any Subsidiary who, in the opinion of the Committee, has demonstrated a capacity for contributing in substantial measure to the success of the Company and its Subsidiaries.

(Q) “Normal Retirement” shall mean Termination of a Key Employee on or after the date the Key Employee has attained age sixty-two (62).

(R) “Option Agreement” shall mean the written agreement between the Company and each Participant that describes the terms and conditions of each Incentive Option.

(S) “Participant” shall mean a Key Employee selected by the Committee to receive Incentive Options granted under this Plan.

(T) “Plan” shall mean the Park National Corporation 2005 Incentive Stock Option Plan, as amended.

(U) “Plan Year” shall mean the Company’s fiscal year.

(V) “Subsidiary” shall mean a corporation which is a “subsidiary corporation” of the Company as that term is defined in Subsection 424(f) of the Code.

(W) “Termination” or “Terminated” shall mean cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason.

3. Eligibility. Any Key Employee, including those Key Employees who are officers of the Company, shall be eligible to receive Incentive Options pursuant to this Plan if selected as a Participant. More than one Incentive Option may be granted to a Key Employee.

4. Common Shares Subject to Plan. Incentive Options may be granted under this Plan only for the purchase of Common Shares of the Company. The Common Shares to be issued and delivered by the Company upon exercise of Incentive Options granted under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. The aggregate number of Common Shares for which Incentive Options may be granted under this Plan shall be 1,500,000. If, during the term of this Plan, there is a dividend or split in respect of the Common Shares, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Common Shares, the Committee shall appropriately adjust (A) the number of Common Shares which may be delivered under this Plan; (B) the number of Common Shares subject to outstanding Incentive Options as well as any share-based limits imposed under this Plan; (C) the respective Exercise Prices and other limitations applicable to outstanding Incentive Options; and (D) any other factors, limits or terms affecting any outstanding Incentive Options. If any outstanding Incentive Option under this Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such Incentive Option shall (unless this Plan shall have been terminated) become available for subsequent grants of Incentive Options under this Plan. No Incentive Option may be granted under this Plan which could cause any share-based limit under this Plan to be exceeded.

5. Administration of Plan.

(A) This Plan shall be administered by the Committee.

(B) The Committee shall select the Participants to be granted Incentive Options from among the Key Employees and shall grant to such Participants Incentive Options under, and in accordance with, the provisions of this Plan.

(C) Subject to the express provisions of this Plan, the Committee shall have the authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend such Option Agreements as it deems it advisable; to determine the terms and provisions of such Option Agreements (including the number of Common Shares with respect to which Incentive Options are granted to a Participant who is a Key Employee, the Exercise Price for each Incentive Option and the date or dates when each Incentive Option or parts of it may be exercised) — which terms shall comply with the requirements of Section 6 of this Plan; to construe and interpret such Option Agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. Decisions by the Committee may be made either by a majority of its members at a meeting of the Committee duly called and held or without a meeting by a writing or writings signed by all of the members of the Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on all Participants and their guardians, legal representatives and Beneficiaries. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Incentive Option granted under it.

(D) With respect to Key Employees subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable laws, rules and regulations and deemed advisable by the Committee.

(E) The Committee may designate any officers or Employees of the Company or any Subsidiary to assist the Committee in the administration of this Plan but the Committee may not delegate to them duties imposed on the Committee under this Plan or any applicable law, rule or regulation.

(F) Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules adopted by the national securities exchange or other recognized market or quotation system upon or through which the Common Shares then are listed or traded) any Incentive Option without the prior approval of the shareholders of the Company.

6. Terms and Conditions of Incentive Options. Incentive Options granted under this Plan shall contain such terms as the Committee shall determine subject to the following limitations and requirements:

(A) Exercise Price: Subject to the limitations of Subsection 6(G) below, the Exercise Price per Common Share of each Incentive Option shall be equal to the Fair Market Value of the Company’s Common Shares on the Grant Date of such Incentive Option.

(B) Period within which Incentive Option may be exercised: Subject to the limitations of Subsections 6(C), 6(H), and 6(I) below, each Incentive Option granted under this Plan shall terminate and cease to be exercisable on the fifth anniversary of the day immediately preceding the Grant Date of such Incentive Option.

(C) Effect of Termination of Participant: If a Participant is Terminated for any reason other than the death, Disability or Normal Retirement of the Participant, all of such Participant’s Incentive Options shall be forfeited effective immediately upon such Termination of the Participant. If the Termination was due to the Normal Retirement of the Participant, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable by the Participant and may be exercised at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or three months beginning on the last day of employment. If the Termination was due to the death of a Participant who was an Employee of the Company and/or any Subsidiary at the time of the Participant’s death, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable and may be exercised by the Participant’s Beneficiary at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or 12 months beginning on the date of death. If the Termination was due to the Disability of the Participant, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable and may be exercised by the Participant at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or 12 months beginning on the last day of employment.

(D) Non-transferability: No Incentive Option granted under this Plan may be transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. An Incentive Option granted under this Plan shall be exercisable, during a Participant’s lifetime, only by the Participant, the Participant’s guardian or the Participant’s legal representative.

(E) Aggregate annual limit on Incentive Options: The aggregate Fair Market Value (determined as of the Grant Date of the Incentive Option) of the Common Shares with respect to which Incentive Options are exercisable for the first time by any Participant during any calendar year under this Plan and all other option plans of the Company and its Subsidiaries shall not exceed $100,000 (or other amount specified in Code Section 422(d))).

(F) Partial exercise: Unless otherwise provided in the applicable Option Agreement, any exercise of an Incentive Option granted under this Plan may be made in whole or in part; provided, however, that no single purchase of Common Shares upon exercise of an Incentive Option shall be for less than the lesser of (i) 200 Common Shares or (ii) the full number of Common Shares for which the Incentive Option is then exercisable.

(G) 10% shareholder: If a Participant owns [for purposes of Subsection 424(d) of the Code] stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then each Incentive Option granted under this Plan to such Participant shall by its terms fix the Exercise Price per Common Share to be at least 110% of the Fair Market Value of the Common Shares on the Grant Date of such Incentive Option.

(H) Exercisability: Incentive Options granted to Key Employees under this Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee may impose at the time of grant of such Incentive Options.

(I) Limits on exercisability/forfeiture of exercised incentive options: Regardless of any other provision of this Plan and unless the Committee specifies otherwise in the Option Agreement, a Participant who fails to comply with Subsections (I)(iii) through (ix) below will:

(i) Forfeit all outstanding Incentive Options; and

(ii) Forfeit all Common Shares acquired upon the exercise of any Incentive Options on the date of Termination or within six months before and five years after Terminating.

The forfeitures described in Subsections (I)(i) and (ii) above will apply if the Participant:

(iii) Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company, association or other entity or becomes the owner of a business or a partner or member of a partnership, limited liability company, association or other entity that competes with any portion of the Company’s (or a Subsidiary’s) business with which the Participant has been involved at any time within five years before Termination or renders any service (including, without limitation, business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business with which the Participant has been involved at any time within five years before Termination;

(iv) Refuses or fails to consult with, supply information to or otherwise cooperate with the Company or any Subsidiary after having been requested to do so;

(v) Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary;

(vi) Without the Committee’s written consent, which may be withheld for any reason or for no reason, on the Participant’s own behalf or on behalf of any other person, partnership, corporation, limited liability company, association or other entity, solicits or in any manner attempts to influence or induce any employee of the Company or any Subsidiary to leave the Company’s or Subsidiary’s employment or uses or discloses to any person, partnership, corporation, limited liability company, association or other entity any information obtained while an employee or director of the Company or any Subsidiary concerning the names and addresses of the Company’s or any Subsidiary’s employees;

(vii) Without the Committee’s written consent, which may be withheld for any reason or for no reason, discloses confidential and proprietary information relating to the Company’s or any Subsidiary’s business affairs (“Trade Secrets”), including technical information, information about services provided and business and marketing plans, strategies, customer information and other information concerning the Company’s or any Subsidiary’s services, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company or any Subsidiary to be proprietary and confidential and in the nature of Trade Secrets;

(viii) Fails to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, logs, machines, technical data, or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Participant in the course of the Participant’s service with the Company or any Subsidiary; or

(ix) Engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before the Participant Terminated.

(J) Restrictions on resale or other disposition: At the time of exercise of any Incentive Option, the Participant exercising such Incentive Option shall enter into an agreement with the Company pursuant to which the Common Shares acquired upon the exercise of the Incentive Option may not be sold, transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of by the Participant to any person other than the Company or a Subsidiary for a period of five years after the date of exercise; provided, however, that this restriction shall not apply in the event of the exercise of an Incentive Option following the death, Disability or Normal Retirement of a Participant. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently Terminates by reason of death, Disability or Normal Retirement, the restrictions of this Subsection 6(J) shall immediately cease to apply. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently Terminates for any reason other than death, Disability or Normal Retirement, and such Participant desires to sell or otherwise dispose of the Common Shares so acquired prior to the termination of the five-year restriction period contemplated by this Subsection 6(J), such Participant shall submit a written request to the Company to purchase such Common Shares at a purchase price equal to the lesser of the Exercise Price at which such Common Shares were purchased or the Fair Market Value of the Common Shares on the date such individual Terminated, and the Participant shall be obligated to sell, and the Company shall be obligated to purchase, the Common Shares subject to such written request at the purchase price determined in accordance with this sentence.

7. Period for Granting Incentive Options. No Incentive Options shall be granted under this Plan subsequent to the tenth anniversary of the day prior to the date on which this Plan is adopted by the Board.

8. No Effect Upon Employment Status. The fact that an Employee has been designated a Key Employee or selected as a Participant shall not limit or otherwise qualify the right of the Employee’s employer to terminate the Employee at any time.

9. Method of Exercise. An Incentive Option granted under this Plan may be exercised only by written notice to the Committee, signed by the Participant, or in the event of a Participant’s death, by the Participant’s Beneficiary. The notice of exercise shall state the number of Common Shares in respect of which the Incentive Option is being exercised, and shall be accompanied by the payment in cash or by check payable to the order of the Company of an amount equal to the Exercise Price for the Common Shares being purchased, all in accordance with such regulations, procedures and determinations as may be adopted by the Committee pursuant to Subsection 5(C) above. A certificate or certificates for the Common Shares purchased upon the exercise of an Incentive Option shall be issued in regular course after the exercise of the Incentive Option and payment therefor. No person entitled to exercise any Incentive Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such Incentive Option until a certificate or certificates representing such Common Shares shall have been issued and delivered.

10. Implied Consent of Participants. Every Participant, by acceptance of an Incentive Option under this Plan, shall be deemed to have consented to be bound, on the Participant’s own behalf and on behalf of the Participant’s Beneficiaries or guardian or legal representative, by all of the terms and conditions of this Plan.

11. Effect of Change in Control. Upon the occurrence of a Change in Control, all Incentive Options then outstanding under this Plan shall become fully vested and exercisable, whether or not then otherwise exercisable, and each affected Participant will receive, upon payment of the Exercise Price, securities or cash, or both, equal to those the Participant would have been entitled to receive under this Plan or any applicable Option Agreement if the Participant had already exercised the Incentive Options.

12. Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive any benefits or to exercise any vested Incentive Option under this Plan that has not been received or is unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be the deceased Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

13. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Shares under the terms of this Plan, so long as the Company acts in good faith.

14. Requirements of Law. The grant of Incentive Options and the issuance of Common Shares upon the exercise of Incentive Options pursuant to the terms of this Plan shall be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no Common Shares will be issued under this Plan unless the Company is satisfied that the issuance of those Common Shares will comply with all applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any national securities exchange or other recognized market or quotation system upon or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 14.

15. Option Agreement. Each Participant receiving an Incentive Option under this Plan shall enter into an Option Agreement with the Company in the form specified by the Committee agreeing to the terms and conditions of the Incentive Option and such related matters as the Committee shall, in its sole discretion, determine.

16. Amendment, Suspension and Termination of Plan. The Board or the Committee may amend or suspend this Plan from time to time or terminate this Plan at any time without the approval of the shareholders of the Company except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (A) Rule 16b-3 under the Exchange Act, or any successor rule or regulation, (B) applicable provisions of the Code or (C) any national securities exchange or other recognized market or quotation system upon or through which any of the Company’s equity securities are then listed or traded. No such action to amend, suspend or terminate the Plan shall reduce the then existing number of any Participant’s Incentive Options or adversely change the terms or conditions thereof without the Participant’s consent. If the Plan is terminated, any unexercised Incentive Option shall continue to be exercisable in accordance with the terms of such Incentive Option.

17. Effective Date. This Plan was adopted by the Board on January 18, 2005, and shall be effective on the date this Plan is approved by the Company’s shareholders. No Incentive Options may be granted under this Plan prior to the approval of this Plan by the shareholders of the Company.

18. Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the United States of America and the State of Ohio.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PARK NATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Rick R. Taylor and Leon Zazworsky, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on April 18, 2005, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., Eastern Daylight Saving Time, and any adjournment thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof, as shown to the right:

		1. To elect as directors of the Company all of the nominees listed below to serve for terms of three years each (except as marked to the contrary).*	FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT
			☐	☐	☐
		C. Daniel DeLawder Harry O. Egger	F. William Englefield IV John J. O’Neill

* INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.
Please be sure to sign and date this proxy card in the boxes below and to the right:	DATE	2. To approve the Park National Corporation 2005 Incentive Stock Option Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned shareholder(s) authorize the individuals designated to vote this proxy, to vote, in their discretion, on any other business (none known at the time of solicitation of this proxy) which properly comes before the Annual Meeting or any adjournment thereof.

All proxies previously given or executed by the undersigned are hereby revoked. Receipt is acknowledged of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 18, 2005 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2004.

Shareholder Sign to Right	Co-Holder (if any) Sign to Right

Detach above card, sign, date and mail in postage-paid envelope provided.

PARK NATIONAL CORPORATION

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR THE PROPOSAL IN ITEM NO. 2. WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND, IF PERMITTED BY APPLICABLE LAW, FOR THE PROPOSAL IN ITEM NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

Please sign exactly as your name appears hereon. If common shares are registered in two names, both shareholders must sign. When signing as Executor, Administrator, Trustee, Guardian, Attorney or Agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this proxy card).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARK NATIONAL CORPORATION. PLEASE ACT PROMPTLY – SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

☒	PLEASE MARK VOTING INSTRUCTIONS AS IN THIS EXAMPLE	REVOCABLE VOTING INSTRUCTIONS PARK NATIONAL CORPORATION EMPLOYEES STOCK OWNERSHIP PLAN

VOTING INSTRUCTIONS FOR ANNUAL MEETING

OF SHAREHOLDERS OF

PARK NATIONAL CORPORATION

TO BE HELD ON APRIL 18, 2005

The undersigned beneficial owner of common shares of Park National Corporation, an Ohio corporation (the “Company”), allocated to the account of the undersigned under the Park National Corporation Employees Stock Ownership Plan (the “ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the undersigned’s account under the ESOP and entitled to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on April 18, 2005, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., Eastern Daylight Saving Time, and any adjournment thereof, as shown to the right:

		1. To elect as directors of the Company all of the nominees listed below to serve for terms of three years each (except as marked to the contrary).*	FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT
			☐	☐	☐
		C. Daniel DeLawder Harry O. Egger	F. William Englefield IV John J. O’Neill
* INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

Please be sure to sign and date these voting instructions in the boxes below and to the right:	DATE	2. To approve the Park National Corporation 2005 Incentive Stock Option Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

All voting instructions previously given or executed by the undersigned are hereby revoked. Receipt is acknowledged of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 18, 2005 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2004.

ESOP Participant Sign to the Right

Sign, date and return via inter-office mail to First-Knox National Bank using the envelope provided.

PARK NATIONAL CORPORATION

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT BENEFICIAL OWNERS OF COMMON SHARES OF THE COMPANY ALLOCATED TO THEIR ACCOUNTS UNDER THE ESOP INSTRUCT AND DIRECT THE TRUSTEE OF THE ESOP TO VOTE ALL OF THE COMMON SHARES ALLOCATED TO THEIR RESPECTIVE ACCOUNTS UNDER THE ESOP FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR THE PROPOSAL IN ITEM NO. 2. WHERE A CHOICE IS INDICATED, THE COMMON SHARES ALLOCATED TO THE ACCOUNT UNDER THE ESOP OF THE PARTICIPANT IDENTIFIED IN THE VOTING INSTRUCTIONS ABOVE WILL, WHEN THE VOTING INSTRUCTIONS ARE PROPERLY EXECUTED, BE VOTED OR NOT VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED, THE COMMON SHARES ALLOCATED TO THE ACCOUNT UNDER THE ESOP OF THE PARTICIPANT IDENTIFIED IN THE VOTING INSTRUCTIONS ABOVE WILL, WHEN THE VOTING INSTRUCTIONS ARE PROPERLY EXECUTED, BE VOTED PRO RATA IN ACCORDANCE WITH THE VOTING INSTRUCTIONS RECEIVED FROM OTHER PARTICIPANTS IN THE ESOP WHO HAVE GIVEN VOTING INSTRUCTIONS.